SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                       Date of Report: September 17, 1999
                        (Date of earliest event reported)


                               ETRAVNET.COM, INC.
             (Exact name of registrant as specified in its charter)



    New York                   0-18412                 11-2602120
(State or other              (Commission             (IRS Employer
 jurisdiction of              File Number)            Identification\
 incorporation)                                          Number)


       560 Sylvan Avenue, Englewood Cliffs, New Jersey    07632
        (Address of principal executive offices)        (Zip Code)



Registrant's telephone number including area code     (201) 567-8500


                Playorena, Inc. - 150 Vanderbilt Motor Parkway,
                      Suite 311, Hauppauge, New York 11788
         (Former name or former address, if changed since last report.)

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Item 2.   Acquisition or Disposition of Assets

     (a) On September 17, 1999 Playorena, Inc. ("Playorena") acquired the outstanding capital stock of Global Travel Network, LLC ("Global Travel") in exchange for 4,931,946 shares of Playorena's common stock, representing 94.5% of the issued and outstanding common stock of Playorena upon completion of the merger. Prior to the acquisition, Playorena's shareholders approved a reverse stock split in which each share of Playorena common stock was exchanged for
0.027533 of a share of Etravnet.com, Inc.'s common stock, effective September 29, 1999.

     (b) Prior to the merger, Playorena operated as a public shell seeking the acquisition of, or merger with, an existing company. In business since 1982, Global Travel, through its Global Travel Network franchise business, now has over 350 locations throughout the United States, including over 50 franchised travel agencies located within Wal-Mart Supercenters nationwide and over 50 international franchised agencies and master franchisees representing 21 countries and the Caribbean.

Item 7:   Financial Statements, Pro Forma Financial Information and Exhibits

     (a) (i) Financial Statements of Businesses Acquired. The Company will file the required financial statements on Form 8-K/A as soon as practicable, but not later than sixty days after the required filing date of this report.

          (ii) Pro Forma Financial Information. Any required pro forma financial information also will be filed on Form 8-K/A within sixty days after the required filing date of this report.

     (b)  Exhibits

          2.1 Agreement and Plan of Reorganization dated as of July 27, 1999, as amended, among Playorena, Inc., Playorena Acquisition Corp., Global Travel Network, LLC and the Global Travel members.

                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             ETRAVNET.COM, INC.

                                             /s/ Michael Y. Brent
                                             Michael Y. Brent, President
Dated:    October 4, 1999

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